Exhibit 99.2

GrowLife Announces Proposed Settlement of
Stockholder Derivative Litigation

SEATTLE, WA, June 17, 2015 - GrowLife, Inc. (PHOT) announces that the United States District Court for the Central District of California has approved the following announcement of a proposed stipulated settlement of the stockholder derivative litigation set forth below against GrowLife, Inc.

NOTICE OF SETTLEMENT OF STOCKHOLDER DERIVATIVE LITIGATION

TO:  ALL PERSONS WHO OWN SHARES OF GROWLIFE, INC. (“COMPANY”) COMMON STOCK AS OF April 6, 2015 AND CONTINUE TO OWN SUCH SHARES (“COMPANY STOCKHOLDERS”):

THIS NOTICE IS GIVEN pursuant to an Order of the United States District Court for the United States District Court for the Central District of California (the “Court”), to inform you of a proposed stipulated settlement (the “Settlement”) in the above-captioned derivative action (the “Action”).  The Action involves claims, brought derivatively on behalf of the Company asserting that the Individual Defendants, while acting as members of the Company’s Board of Directors or as a Company officer, breached their fiduciary duties under Delaware law based on related facts and circumstances in the Securities Class Action, which allegations the defendants named in this action dispute.

YOU ARE HEREBY NOTIFIED THAT, a hearing will be held on August 17, 2015 at 10:00 a.m. before the Honorable Christina A. Snyder, at the United States District Court for the Central District of California, Western Division, 312 North Spring Street, Los Angeles, CA 90012-4701, for the purpose of determining whether the Settlement should be approved as fair, reasonable and adequate, and to consider other matters, including Plaintiff’s counsel’s application for an award of attorneys’ fees and expenses and whether a final judgment dismissing the Action  should be entered. Because this is a stockholder derivative action brought for the benefit of GrowLife, Inc., no individual Company stockholder has the right to receive any individual compensation as a result of the settlement of this action.  In accordance with the terms of the Settlement, and in consideration for certain broad releases, the Company has agreed to implement certain corporate-governance reforms, including, but not limited to, the creation of a new board-level committee to review and oversee the Company’s legal, regulatory, compliance, and government affairs functions; modifications to the charter of the Company’s Audit Committee to strengthen the committee’s oversight of the Company’s disclosures and risk management process; modifications to the charter of the Company’s Compensation Committee;  creation of Corporate Governance Guidelines, which will provide for, among other things, the  election of a lead independent director, director term limits, and continuing education for directors; the constitution of a new Governance and Nominating Committee to replace the existing Nominating Committee to monitor the Company’s corporate governance guidelines; creation of the position of Compliance Officer who will be tasked with oversight and administration of the Company’s corporate governance policies; and changes to the Company’s Corporate Code of Business Conduct and Ethics.

IF YOU ARE AN OWNER OF COMPANY COMMON STOCK, YOUR RIGHTS MAY BE AFFECTED BY THE SETTLEMENT. This notice contains only a summary of the Action and the terms of the Settlement.  If you are a current Company Stockholder, you may obtain a copy the Stipulation of Settlement, by visiting the weblink: http://growlifeinc.com/newsroom.  Should you have any other questions regarding the proposed Settlement or the Action, please contact:

Plaintiff’s Lead Counsel:	LIFSHITZ & MILLER
Joshua M. Lifshitz
Edward R. Miller
821 Franklin Avenue
Suite 209
Garden City, New York 11530

Any objection to the Settlement or to Plaintiffs’ application for an award of attorneys’ fees and expenses must be filed with the Clerk of the Court (Honorable Christina A. Snyder, United States District Court for the Central District of California, Western Division, 312 North Spring Street, Los Angeles, CA 90012-4701) in this case numbered 2:14−cv−03777, no later than July 27, 2015 and served by hand or first class mail (postage prepaid) for delivery by the same date on Plaintiff’s Counsel (at the address listed above) and on counsel for Defendants (at the address listed below):

Counsel for the Company and the Individual	HORWITZ + ARMSTRONG, LLP
Defendants:	John R. Armstrong
26475 Rancho Parkway South
Lake Forest, CA 92630

PLEASE DO NOT CALL OR WRITE THE COURT REGARDING THIS NOTICE.

DATED: June 1, 2015	BY ORDER OF THE UNITED STATES DISTRICT COURT
FOR THE CENTRAL DISTRICT OF CALIFORNIA

For more information about GrowLife, please visit: www.growlifeinc.com. Additional commentary on the Company as well as the industry is also provided on Mr. Hegyi’s blog.

About GrowLife, Inc.

GrowLife, Inc. (PHOT) (www.growlifeinc.com) aims to become the nation’s largest cultivation service provider for cultivating organics, herbs and greens and plant-based medicines. Our mission is to best serve more cultivators in the design, build-out and expansion of their facilities with products of high quality, exceptional value and competitive price. Through a nationwide network of local representative, regional centers and its e-Commerce team, GrowLife provides essential goods and services including media (farming soil), industry-leading hydroponics equipment, plant nutrients, and thousands more products to specialty grow operations in 17 states. GrowLife is headquartered in Seattle, WA and was founded in 2012.

Cautionary Language Concerning Forward-Looking Statements

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for GrowLife’s products, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in GrowLife’s filings with the United States Securities and Exchange Commission. Examples of such forward-looking statements in this release include statements regarding future sales, costs and market acceptance of products as well as regulatory actions at the State or Federal level. For a more detailed description of the risk factors and uncertainties affecting GrowLife, Inc. please refer to the Company’s Securities and Exchange Commission filings, which are available at www.sec.gov. GrowLife, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

GrowLife, Inc.

Media Relations:

Tina Qunell

GrowLife Communication Team

206-919-9652

tina@growlifeinc.com

or

Investor Relations:

Tina Qunell

Shareholders Support Team

206-919-9652

tina@growlifeinc.com